                                 SCHEDULE 14A
                                (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )


Filed by the registrant [X]

Filed by a party other than the registrant [_]

Check the appropriate box:

[X]  Preliminary proxy statement

[_]  Definitive proxy statement

[_]  Definitive additional materials

[_]  Soliciting material pursuant to Rule 14A-11(c) or Rule 14a-12


First Oak Brook Bancshares, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[X]  Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2) or
     Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     Common And Class A Common
     -------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:


     -------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


     -------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:


     -------------------------------------------------------------------------

     (5) Total fee paid:


     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_] Please check if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:


     -------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:


     -------------------------------------------------------------------------

     (3) Filing party:


     -------------------------------------------------------------------------

     (4) Date filed:


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

                       FIRST OAK BROOK BANCSHARES, INC.
                             1400 SIXTEENTH STREET
                           OAK BROOK, ILLINOIS 60523

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 5, 1998

                                                                  April 1, 1998

To the Shareholders of First Oak Brook Bancshares, Inc:

  You are cordially invited to attend the Annual Meeting of the Shareholders of First Oak Brook Bancshares, Inc. to be held in the Conference Center located in the Lower Level of the Oak Brook Bank Building, 1400 Sixteenth Street, Oak Brook, Illinois 60523, on Tuesday, May 5, 1998 at 10:00 A.M. for the purposes of considering and acting on the following:

  (1) Election of eight (8) Directors to serve until the Annual Meeting of the Shareholders in 1999;

  (2) Consideration and approval of an Amendment to Certificate of Incorporation to increase authorized shares of Common and Class A Common Stock;

  (3) Consideration and approval of an Amendment to the Company's Amended and Restated 1987 Employee Stock Option Plan;

  (4) Ratification of the selection of Ernst & Young LLP as independent auditors for the Company; and

  (5) Transaction of such other business that may properly come before the Meeting or any adjournment thereof.

  Only shareholders of record at the close of business on March 20, 1998 will be entitled to notice of and to vote at the Meeting.

  ALL PERSONS WHO FIND IT CONVENIENT TO DO SO ARE INVITED TO ATTEND THE MEETING IN PERSON. HOWEVER, REGARDLESS OF WHETHER OR NOT YOU ATTEND THE MEETING, IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED AND VOTED. THEREFORE, PLEASE SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN THOUGH YOU PREVIOUSLY RETURNED YOUR PROXY.

                                          By Order of the Board of
                                          Directors

                                             William E. Navolio
                                                  Secretary

                                PROXY STATEMENT

  THIS PROXY STATEMENT IS FURNISHED IN CONNECTION WITH THE SOLICITATION BY THE BOARD OF DIRECTORS OF FIRST OAK BROOK BANCSHARES, INC. (THE "COMPANY") OF PROXIES FOR USE AT THE 1998 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD TUESDAY, MAY 5, 1998 AND AT ANY ADJOURNMENT THEREOF. The Company will bear all costs in connection with this solicitation. It is intended that proxies in the accompanying form, when returned properly executed, will be voted at the meeting. If a choice on any matter has been specified by the shareholder, the shares will be voted accordingly. If no choices are specified, the shares will be voted FOR the item in question. Proxies may be revoked by notice to the Company in writing or in open meeting at any time before they are exercised.

  Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspector of election appointed for the meeting who will determine whether or not a quorum is present. The inspector of election will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of any matter submitted to the shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, such shares, or "non-votes", will be considered as present for quorum purposes, but not entitled to vote with respect to that matter.

  Shareholders of record at the close of business on March 20, 1998 will be entitled to vote. On that date, there were outstanding voting shares as follows:

                                                   NUMBER OF  PAR OR
                                                    SHARES    STATED  VOTE PER
      TITLE OF CLASS                              OUTSTANDING VALUE     SHARE
      --------------                              ----------- ------ -----------
      Common.....................................             $2.00  1
      Class A Common.............................             $2.00  1/20th of 1

  This Proxy Statement, Notice of Meeting and accompanying proxy card are being mailed to shareholders on or about April 1, 1998.

                             ELECTION OF DIRECTORS

  In accordance with the By-Laws of the Company, the Board of Directors has fixed at eight, the number of directors to be elected at the Annual Meeting.

  Unless directed otherwise, the persons named as proxies intend to vote for the election of Eugene P. Heytow, Richard M. Rieser, Jr., Frank M. Paris, Dr. Miriam Lutwak Fitzgerald, Geoffrey R. Stone, Robert M. Wrobel, Michael L. Stein and Stuart I. Greenbaum as directors, each to hold office until the Annual Meeting of Shareholders in 1999 and until his or her successor is elected and qualified or until his or her earlier death, removal or resignation. Each of the nominees has consented to serve as director if elected.

  Directors Heytow, Rieser, and Paris have served the Company as directors and executive officers since its inception in 1983. Dr. Fitzgerald has served as a director since 1988. Mr. Stone has served as a director since 1992. Mr. Wrobel has served as a director since 1996. Messrs. Stein and Greenbaum will be appointed to the Board in April, 1998 to fill the vacancies created by the death of Mr. Alton Withers in November 1997 and a newly created directorship caused by the increase in the number of directors to eight.

  An affirmative vote of the holders of a plurality of the voting power of the shares of Common Stock and Class A Common Stock, present and eligible to vote at the meeting, will be required for a nominee to be elected as a director; abstentions and shares for which authority to vote is not given will thus have no effect on the election of directors. Shares cannot be voted for more than eight nominees; there is no right to cumulative voting.

                 INFORMATION CONCERNING SECURITY OWNERSHIP OF
                   CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following tables set forth information concerning the beneficial ownership of the Company's Class A Common and Common stock, as of March 20, 1998, by: (1) each person known to the Company to be the beneficial owner of more than 5% of its Class A Common or Common stock; (2) each director and named executive officer of the Company; and (3) all directors and executive officers of the Company as a group. Information relating to persons other than directors of the Company is taken from the most recent Schedule 13G filed by such persons with the Securities and Exchange Commission. The address of all such persons unless otherwise stated is c/o the Company, 1400 Sixteenth Street, Oak Brook, Illinois 60523.

                     SECURITY OWNERSHIP OF MANAGEMENT (1)

                                              AMOUNT AND
                                               NATURE OF   ACQUIRABLE  PERCENT
                    NAME AND ADDRESS OF       BENEFICIAL   WITHIN 60     OF
 TITLE OF CLASS      BENEFICIAL OWNER        OWNERSHIP (2)  DAYS (3)  CLASS (4)
 --------------     -------------------      ------------- ---------- ---------
 Class A Common
                Eugene P. Heytow..........          460                    *
                Richard M. Rieser, Jr.....        4,547(5)                 *
                Frank M. Paris............        3,893(6)                 *
                Miriam Lutwak Fitzgerald..          304(7)                 *
                Geoffrey R. Stone.........
                Robert M. Wrobel..........          579
                Michael L. Stein..........          500
                Stuart I. Greenbaum.......
                George C. Clam............        6,319                    *
                William E. Navolio........          138(8)                 *
                         All Directors and
                   Executive Officers as a
                Group (13 Persons)........       22,115                    *
 Common
                Eugene P. Heytow..........             (9)   19,825
                Richard M. Rieser, Jr.....      161,143(5)   19,825
                Frank M. Paris............      172,519      12,425
                Miriam Lutwak Fitzgerald..      307,819(7)    2,500
                Geoffrey R. Stone.........        1,500       1,000        *
                Robert M. Wrobel..........                                 *
                Michael Stein.............
                Stuart Greenbaum..........
                George C. Clam............                    9,025        *
                William E. Navolio........                    9,025        *
                         All Directors and
                   Executive Officers as a
                Group (13 Persons)........      642,981      89,185

--------
  *Denotes less than 1% ownership.

              SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS(1)

      TITLE OF               NAME AND ADDRESS                 AMOUNT AND NATURE        PERCENT
       CLASS               OF BENEFICIAL OWNER            OF BENEFICIAL OWNERSHIP(2) OF CLASS(4)
      --------             -------------------            -------------------------- -----------
      Class A    Associated Banc-Corp.                             104,150
      Common     112 North Adams Street
                 Green Bay, Wisconsin 54301
                 First Union Corporation                           125,046
                 One First Union Center
                 Charlotte, North Carolina 28288-0630
                 Societe Generale Asset Management Corp.            81,593
                 and its investment advisory client SoGen
                 International Fund, Inc.
                 1221 Avenue of the Americas
                 New York, New York 10020
      Common     Mitzi Heytow                                      339,774
                 c/o Amalgamated Bank of Chicago
                 One West Monroe Street
                 Chicago, Illinois 60603

                                   FOOTNOTES

(1) Shares of stock deemed beneficially owned at March 20, 1998.
(2) The nature of beneficial ownership for shares shown in an individual's name is sole voting and investment power unless otherwise indicated.
(3) Reflects the number of shares that could be purchased by exercise of options available as of March 20, 1998 or within 60 days thereafter under the Company's 1987 Amended and Restated Stock Option Plan.
(4) The percentage for Common Stock ownership was calculated with an outstanding shares amount which included 108,724 shares which could be acquired within 60 days under exercisable options.
(5) Includes 6,187 shares of Common stock held in joint tenancy with Mr. Rieser's spouse, which shares are deemed to be shared as to beneficial interest and voting and investment power. Excludes 4,539 shares of Common stock held solely by Mr. Rieser's spouse in and over which he disclaims beneficial interest and voting and investment power. Excludes 4,113 shares of Common stock held by Mr. Rieser as custodian for the benefit of his minor children in which he disclaims beneficial interest but over which he exercises voting and investment power. Excludes 1,600 shares of Common stock held by Mr. Rieser's spouse as custodian for their minor children. Excludes 3,600 shares of Common stock held by Mr. Rieser's adult child in and over which he disclaims beneficial interest and voting and investment power. Excludes 4,359 shares of Class A Common stock held by Mr. Rieser's mother's testamentary trust in and over which he disclaims any present beneficial interest but over which he has shared voting and investment power.
(6) Excludes 1,406 shares of Class A Common stock held by Mr. Paris as custodian for the benefit of his minor child in which he disclaims beneficial interest but over which he exercises voting and investment power. Excludes 4,218 shares of Class A Common stock held by Mr. Paris' adult children in and over which he disclaims beneficial interest and voting and investment power.
(7) Excludes 10,200 shares of Class A Common stock held by Dr. Fitzgerald as custodian for the benefit of her minor children in which she disclaims beneficial interest but over which she exercises voting and investment power. Includes 307,819 shares of Common stock of which 153,907 is held by an irrevocable insurance trust and 153,912 is held by a revocable trust of which Dr. Fitzgerald is the custodian for the benefit of her minor children in which she disclaims beneficial interest but over which she exercises voting and investment power.
(8) Excludes 117 shares held by Mr. Navolio's spouse in and over which he disclaims beneficial interest and voting and investment power.
(9) Excludes 339,774 shares of Common stock held solely by Mitzi Heytow, Mr. Heytow's spouse, in and over which he disclaims beneficial interest and voting and investment power.

                              BOARD OF DIRECTORS
                     MEETINGS, FUNCTIONS AND COMPENSATION

  During 1997 the Board of Directors met four (4) times. All directors attended more than 75% of the meetings of the Board of Directors. The Company has the following committees: Executive, Audit, Compensation, Stock Option Advisory and a Community Reinvestment Act Committee.

  The Executive Committee met four (4) times during 1997 and is comprised of Directors Heytow, Rieser and Paris. The Executive Committee of the Company may exercise the full authority of the Board of Directors in the management of the business and affairs of the Company other than a power specifically prohibited by Delaware Law. The Executive Committee also performs functions similar to a nominating committee in that it nominates directors and officers.

  The Audit Committee met four (4) times during 1997 and is comprised of independent Directors Fitzgerald and Stone, Director Rieser and non-director members Mr. Navolio, General Counsel, Vice President and Secretary, and Ms. Wojcik, the Company's Auditor. Director Withers, who passed away in November 1997, was a member of this Committee as well as the Compensation and Stock Option Advisory Committees. The Audit Committee's functions include reviewing reports and recommendations of the Company's inside and outside auditors and reviewing and monitoring the internal controls of the subsidiary bank.

  The Compensation Committee met once during 1997 and is comprised of Directors Heytow and Fitzgerald. The Compensation Committee's functions include reviewing and approving compensation and benefits for employees of the Company and its subsidiary earning $50,000 or more and the Company-wide percentage compensation increase for all employees. With respect to senior executive officers, the Committee also sets compensation and benefits.

  The Stock Option Advisory Committee meets as needed. It did not meet in 1997 but met in January, 1998. It is comprised of independent Directors Stone and Fitzgerald. This Committee's primary function is to administer the Company's 1987 Amended and Restated Stock Option Plan, the Company's Performance Bonus Plan and other compensation and bonus issues requiring a Committee consisting solely of independent directors.

  The Community Reinvestment Act ("CRA") Committee meets in conjunction with the Company-wide Regulatory Management Committee and met eight (8) times during 1997. It is comprised of Directors Paris and Rieser and non-director members Messrs. Navolio and Clam. This Committee's primary function is to monitor and direct the CRA efforts of the subsidiary bank.

  The Company pays an $8,000 annual retainer to its directors in quarterly payments of $2,000. The directors of the Company also received $2,000 for each regular quarterly meeting attended of the Board of Directors and $200 for each Executive, Audit, Compensation and Stock Option Advisory Committee meetings. The members of the Community Reinvestment Act Committee do not receive compensation. The Company's subsidiary directors' also receive $1,000 for each quarterly meeting attended of the Board of Directors and $200 for each Trust and Audit Committee meeting.

  Each non-employee director has received, or upon being first elected as a director will receive an option to purchase 1,000 shares of Common stock under the formula option provisions of the Company's Amended and Restated 1987 Stock Option Plan. In addition, on the date of each Annual Meeting of Stockholders, each non-employee director who is continuing as a non-employee director receives an option to purchase 500 shares of Common Stock under such formula option provisions.

                       DIRECTORS AND EXECUTIVE OFFICERS

  The following table sets forth information concerning the current directors and executive officers of the Company. Each of the current directors is standing for re-election and each executive officer has been with the Company since its inception in 1983 except Ms. Carnevale, who became an executive officer in 1991, and Mr. Leckinger, who became an executive officer in October 1997. Officer appointments are made annually.

                                     EDUCATION, PRINCIPAL OCCUPATION
       NAME AND AGE          DURING LAST FIVE YEARS, OTHER DIRECTORSHIPS AND
   POSITION WITH COMPANY                        POSITIONS
   ---------------------     -----------------------------------------------
DIRECTORS AND OFFICERS
Eugene P. Heytow, 63.......  Harvard College, B.A. and University of Chicago
 Chairman of the Board,      Law School, J.D.
 Chief Executive Officer,    Oak Brook Bank*: Chairman of the Executive
 Chairman of the Executive   Committee.
 Committee                   Amalgamated Investments Company, Chicago
                             (holding company of Amalgamated Bank of Chicago)**:
                             Chairman of the Board.
                             Amalgamated Bank of Chicago**: Chairman of the
                             Board and Chief Executive Officer.
                             AmalgaTrust Company, Inc., Chicago (a wholly
                             owned subsidiary of Amalgamated Bank of
                             Chicago)**: Chairman of the Board.
Richard M. Rieser, Jr., 54.  Brown University, B.A. and University of Chicago
 President and Director      Law School, J.D.
                             Oak Brook Bank*: Chairman of the Board and Chief
                             Executive Officer
                             Amalgamated Bank of Chicago**: Senior Vice
                             President.
                             Family relationship: Mr. Rieser is married to
                             Mr. Heytow's niece.
Frank M. Paris, 59.........  Northwestern University, B.S.
 Vice Chairman of the Board  Oak Brook Bank*: Vice Chairman of the Board.
Miriam Lutwak Fitzgerald,    Northwestern University, B.A. and Chicago
 40........................  Medical School, M.D.
 Director                    Miriam S. Lutwak M.D.S.C.: President.
                             Oak Brook Bank*: Director.
                             Amalgamated Bank of Chicago**: Director.
Geoffrey R. Stone, 51......  Wharton School of Finance and Commerce,
 Director                    University of Pennsylvania, B.S. and University
                             of Chicago Law School, J.D.
                             The University of Chicago, Provost, 1994-
                             Present, and Dean of its law school, 1987-1994.
                             Oak Brook Bank*: Director.
Robert M. Wrobel, 48.......  Northwestern University, B.A.
 Director                    Oak Brook Bank*: Assistant to the Chairman and
                             Director.
                             Amalgamated Investments Company, Chicago
                             (holding company of Amalgamated Bank of Chicago)**:
                             President.
                             Amalgamated Bank of Chicago**: President and
                             Chief Operating Officer.
                             AmalgaTrust Company, Inc., Chicago, (a wholly
                             owned subsidiary of Amalgamated Bank of
                             Chicago)**: President.

                                        EDUCATION, PRINCIPAL OCCUPATION
NAME AND AGE                    DURING LAST FIVE YEARS, OTHER DIRECTORSHIPS AND
POSITION WITH COMPANY                              POSITIONS
---------------------           -----------------------------------------------
Michael L. Stein, 57..........  Brown University, B.A. and
 Director                       University of Chicago Law School, J.D.
                                Brownson, Rehmus & Foxworth, Inc., Chicago
                                (Financial Counseling)--Executive Vice President
                                & Director
                                Oak Brook Bank*: Director
Stuart I. Greenbaum, 61.......  New York University, B.S. and The Johns Hopkins
 Director                       University, Ph.D., Economics
                                John M. Olin School of Business--Washington
                                University, Dean, 1995--present
                                Kellogg Graduate School of Management,
                                Northwestern University, Professor and Director
                                of Banking Research Center; 1983-1995
                                Stifel Financial Corp.: Director
                                Reinsurance Group of America: Director
                                Oak Brook Bank*: Advisory Director
OTHER EXECUTIVE OFFICERS:
Rosemarie Bouman, 41..........  Indiana University, B.S., C.P.A.
 Vice President and Chief Fi-   Oak Brook Bank*: Senior Executive Vice President
 nancial Officer                and Chief Financial Officer.
George C. Clam, 48............  Ripon College, B.A. and Northwestern University,
 Vice President and Chief       M.B.A.
 Banking Officer                Oak Brook Bank*: President.
William E. Navolio, 48........  University of Notre Dame, B.A. and Georgetown
 Vice President, General Coun-  University, J.D.
 sel and Secretary              Oak Brook Bank*: Senior Executive Vice
                                President, General Counsel, Secretary and
                                Compliance Officer.
Mary C. Carnevale, 40.........  Saint Mary's College of Notre Dame, B.B.A.,
 Vice President and Chief Hu-   C.P.A.
 man Resources                  Oak Brook Bank*: Executive Vice President and
 Officer                        Chief Human Resources Officer.
James E. Leckinger, 35........  University of Illinois, B.S. and
 Treasurer                      University of Chicago, M.B.A., C.P.A.
                                Oak Brook Bank*: Executive Vice President and
                                Treasurer

--------
*Subsidiary of the Company
**Affiliate of the Company

                             CERTAIN TRANSACTIONS

  During 1997, directors and executive officers of the Company and their associates were customers of and had transactions with the Company's subsidiary bank. All such transactions were in the ordinary course of business.

  The subsidiary bank has made loans to certain of the directors and executive officers of the Company. These loans were made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than the normal risk of collectibility or present other unfavorable features.

                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

  Mr. Heytow, the Company's Chief Executive Officer, is a member of the Company's Compensation Committee. Mr. Heytow participated in the deliberations with regard to the compensation of the other named executive officers, but did not participate in the Committee's deliberations with respect to his own compensation.

  The following report of the Compensation Committee and the Performance Graph included elsewhere in this Proxy Statement do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other company filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 except to the extent the Company specifically incorporates this Report or the Performance Graph by reference therein.

                     REPORT OF COMPENSATION COMMITTEE AND
                        STOCK OPTION ADVISORY COMMITTEE
                           ON EXECUTIVE COMPENSATION

  The Compensation Committee ("Committee") and Stock Option Advisory Committee have furnished the following report on Executive Compensation:

  The Committee is responsible for reviewing and approving the recommendations of Management regarding a) overall compensation and benefits for the Company and its subsidiary and b) the specific compensation and benefits for each employee earning $50,000 or more at the Company and its subsidiary. In addition, the Committee is responsible for reviewing and setting the specific compensation and benefits for each executive officer (as disclosed in the Summary Compensation Table).

  In so doing, the Committee reviews information provided by Management and considers a wide variety of factors. With respect to overall compensation and benefits, these include cost of living changes, competitive pay scales and Company performance. With respect to individual salaries, the factors include the level and complexity of the position, education and special training necessary or helpful to the position, promotions and growth in responsibility, relative pay within the Company, competitive pay (as determined by independent compensation surveys targeting national and local peer groups of financial institutions), cost of living changes, and individual, departmental and Company performance. With respect to discretionary bonuses, these factors emphasize individual performance (as determined in individual performance reviews) and, for executive officers especially, departmental and overall Company performance.

  For those reviewed by the Compensation Committee, performance is considered both subjectively and objectively. For the lower pay group, bonuses generally relate most closely to higher than expected personal effort and/or results. For certain marketing officers, bonuses are primarily incentives tied directly to new business results. For the senior management group, bonuses generally relate most closely to the achievement of goals and departmental business plans and budgets and short- and medium-term Company growth and profitability.

  The Company's Amended and Restated Performance Bonus Plan (the "Plan") provides additional incentive to the Company's three senior executive officers through an objective, performance-based bonus payable only in the event that the Company's annual performance meets certain levels, as measured by several criteria. The maximum bonus under the Plan is two times annual salary. With the establishment of this Plan, the Committee has limited the maximum discretionary bonus award to one times the senior executive officer's annual salary, providing a maximum overall bonus opportunity of three times annual salary. The Committee did not award discretionary bonuses to the three senior executive officers in 1997.

  The Plan is administered by the Stock Option Advisory Committee currently consisting of two independent directors, due to the death of Director Withers in November 1997. In April 1998, a third independent director will be appointed to the Committee. Pursuant to the Plan, the Stock Option Advisory Committee established a number of objective performance goals (the "Targets") for the calendar year 1997. The Targets are formulated using a minimum, maximum and range of numeric standards for each of the performance measures, and each performance measure is then assigned a relative percentage weighting by the Committee. The performance measures for the Targets must be one, all or a combination of the following: return on assets (ROA), return on equity
(ROE), net income, market price of the Company's Class A Common Stock relative to the book value of such shares, the market price of the Company's Class A Common Stock, and the level of nonperforming assets. The numeric standards for the Targets may be based on peer group results, the Company's historical levels or such other standards as the Committee deems appropriate in light of the Company's objectives. The combination of the Company's strong financial results in 1997, the net income generated by the sale of the Company's credit card portfolio and the year-to-year growth in the market price of the Company's Class A Common stock generated performance relative to the targets which produced bonus levels in excess of the Plan maximum of two times annual salary. Accordingly, the Stock Option Advisory Committee certified maximum bonuses of $504,000 for Eugene P. Heytow, $672,000 for Richard M. Rieser, Jr. and $190,800 for Frank M. Paris.

  For executive officers (non-director officers of the Company) subjective, discretionary bonuses may be awarded. These bonuses generally relate most closely to the achievement of goals and departmental business plans and budgets and short-and medium-term Company growth and profitability. The Committee also considers the criteria used to evaluate the senior executive officers subjective, discretionary bonuses, which are described below, in determining an award of these bonuses.

  For senior executive officers (Messrs. Heytow, Rieser and Paris) subjective, discretionary bonuses may be awarded. Such bonuses generally relate most closely to maintenance of safety and soundness and to consistent medium-term and longer-term Company growth and profitability, areas of achievement that may not be reflected within the objective criteria of the Performance Bonus Plan. In awarding senior executive officers' subjective discretionary bonuses, the Compensation Committee's policy of emphasizing both safety and soundness and consistent medium-term and longer-term growth and profitability is predicated on its cognizance that commercial banking is a highly regulated industry in which management's ability to maintain safety and soundness is a necessary condition to growth in assets and earnings. Thus, to evaluate the senior executive officers' performance for this purpose, the Compensation Committee reviews the Company's overall safety and soundness, compliance with laws and regulations, its current year's performance, in relation to historical performance, departmental performance, and individual performance. Even though the Committee considers the Company's performance in relation to net profits, the Committee does not base salary and discretionary bonus increases on the year to year increases in profits.

  Mr. Heytow's salary and benefits were determined by the Committee based upon the aforementioned considerations. The Compensation Committee granted Mr. Heytow an increase in his salary and benefits, as set forth in the Compensation Table. This compensation was in keeping with the Company's policy of rewarding senior executive officers based on the safety and soundness of the Company and subsidiary bank and medium-and long-term growth and profitability. Mr. Heytow was also granted 4,000 stock options in January 1998.

  With regard to Mr. Rieser's salary and benefits, the Committee also used the same considerations. The Compensation Committee granted Mr. Rieser an increase in his salary and benefits, as set forth in the Compensation Table. This compensation was based upon the Committee's determination of the importance of Mr. Rieser's involvement in the day-to-day management and leadership of the Company, as evidenced by the Company's overall safety and soundness and its medium-and long-term growth and profitability. Mr. Rieser was also granted 4,000 stock options in January 1998.

  In addition to cash compensation, the Stock Option Advisory Committee granted stock options to the senior executive officers, executive officers, certain members of the senior management group and top performing middle managers.

  Section 162(m) of the Internal Revenue Code limits to $1 million the Company's allowable Federal income tax deduction for compensation paid for a calendar year to each of its Chief Executive Officer and four other most highly compensated executive officers. The allowable deduction for certain "performance-based" and other compensation is not, however, subject to the $1 million limitation. Based upon regulations, compensation attributable to the Company's Stock Option Plan and Performance Bonus Plan should be exempt from the deduction limitation as "performance-based." The Committee has not made any changes in its policies relating to the other cash compensation paid to the executive officers in response to the $1 million deduction limitations because salary and discretionary bonuses which have been or can be expected to be paid to the Company's executive officers do not approach such level. Notwithstanding the above, the Committee or Stock Option Advisory Committee may determine after consideration of applicable circumstances that it would be in the best interests of the Company to pay compensation in an amount or manner that does not satisfy such rules governing deductibility.

                                          Eugene P. Heytow
                                          Dr. Miriam Lutwak Fitzgerald
                                          Geoffrey R. Stone

                          SUMMARY COMPENSATION TABLE

  The following table sets forth the indicated compensation with respect to each of the last three fiscal years for the Company's Chief Executive Officer and its four other most highly compensated executive officers:

                                                       LONG TERM
                          ANNUAL COMPENSATION         COMPENSATION
                          -------------------         ------------
NAME AND              SALARY                                        ALL OTHER
PRINCIPAL               ($)    BONUS     OTHER ANNUAL    OPTION    COMPENSATION
POSITION         YEAR (1) (2) ($) (2)    COMPENSATION  AWARDS (#)    ($) (3)
---------        ---- ------- -------    ------------  ----------  ------------
Eugene P.
 Heytow CEO....  1997 271,500 504,000        --                       84,486
                 1996 262,700 157,491                    10,000      101,615
                 1995 251,417 172,343                     8,000       44,893
Richard M.
 Rieser, Jr.
 President.....  1997 355,600 672,000        --                       85,312
                 1996 340,975 209,987                    10,000      113,826
                 1995 307,600 214,124                     8,000       49,182
Frank M. Paris
 Vice Chairman.  1997 115,632 190,800        --                       38,967
                 1996 112,225  59,626                     5,000       42,144
                 1995 107,900  65,207                     4,000       15,256
George C. Clam,
 Vice
 President-
 Chief Banking
 Officer.......  1997 137,660  66,000(4)     --                       11,543
                 1996 119,000  52,750(4)                  2,000       15,386
                 1995 111,650  55,000(4)                  3,000       15,744
William E.
 Navolio
 General
 Counsel,
 Secretary.....  1997 128,340  53,750(4)     --                       11,403
                 1996 119,275  43,000(4)                  2,000       15,536
                 1995 113,850  43,200(4)                  3,000       13,332

                     SUMMARY COMPENSATION TABLE FOOTNOTES

(1) This column includes annual base salary, director's fees and committee fees of the Company and its subsidiary.
(2) These columns include amounts elected to be deferred under the Company's qualified nonqualified deferred compensation plan.
(3) This column includes: (i) the Company's contributions under its 401(k) Savings Plan, Stock Bonus Plan and related nonqualified deferred compensation plan; (ii) taxable income for life insurance benefits paid by the Company with respect to insurance policies covering the life of each Named Executive Officer; and (iii) amounts paid to the Named Executive Officer with respect to certain life insurance agreements, as set forth in the table below:

                                                           (I)    (II)    (III)
                                                         ------- ------- -------
   Mr. Heytow........................................... $25,704 $13,942 $44,840
   Mr. Rieser........................................... $34,240 $ 6,232 $44,840
   Mr. Paris............................................ $ 7,794 $ 2,853 $28,320
   Mr. Clam............................................. $10,064 $ 1,479     --
   Mr. Navolio.......................................... $ 9,980 $ 1,423     --

(4) Includes award of annual discretionary bonus to the executive officer; however, at the election of the Company, payment of two-thirds of the bonus is deferred and is payable in equal increments in the following two years. The deferred amounts are subject to forfeiture upon the executive leaving the Company prior to payment.

     TRANSITIONAL EMPLOYMENT AND OTHER AGREEMENTS WITH EXECUTIVE OFFICERS

  The Company has entered into Transitional Employment Agreements with certain of its executive officers. In the event of a change in control of the Company, the Agreements provide for an employment term of three years from the date of the change in control with compensation and benefits at the same level as in effect immediately preceding the change in control. If the executive officer's employment is involuntarily terminated by the Company or its successor (other than for cause) during the three-year employment term, or in the event of the executive officer's resignation under circumstances which constitute a constructive discharge, the executive officer is entitled to continue to receive salary, directors fees and bonus payments, and to continue other benefits, for a period of 36 months from the date of such termination of employment. For Messrs. Heytow, Rieser and Paris (the "Senior Executive Officers"), the amount of such continuing salary, director fees and bonus payments will be based upon the level in effect at the time of the change in control, or if greater, termination of employment. Salary and bonus continuation payments for the other executive officers will be based on the average of the annual salary and bonus payments received during the five year period prior to the year in which the change in control occurs. The Agreements also provide for payment of any accrued but unpaid bonuses, continuing access to the Company's group and executive medical plans after expiration of the 36-month compensation continuation period and continuing indemnification rights. In the event of an executive officer's death during the 36-month continuation period, the Agreements provide for a lump sum payment equal to the present value of the remaining salary and directors fees, and continuation of bonus payments and certain other benefits to the executive officer's designated beneficiary.

  "Cause" is generally defined in the Agreements as a felony conviction involving an act or acts of dishonesty or breach of trust or the continued and willful failure of the executive officer to substantially perform the officer's duties under the Agreement. "Constructive discharge" is defined generally to include a breach of the Company's obligations under the Agreement, a material diminution of the executive officer's duties and responsibilities, a change of the executive officer's primary employment location by more than 35 miles from the primary location in effect at the time of the change in control or a significant change in the executive officer's regularly-scheduled work hours from those in effect at the time of the change in control. In the case of Senior Executive Officers' voluntary resignations at any time during the first year of the employment terms, or in the case of the other executive officers,' voluntary resignation at any time during the first year of the employment term but after the termination or the announcement of the termination of Mr. Rieser's employment will also constitute resignation under circumstances which constitute a constructive discharge. Salary and bonus continuation payments to those executive officers who are not Senior Executive Officers are subject to reduction to the extent necessary so that no portion of those amounts will be subject to the excise tax imposed under the Internal Revenue Code on payments which may be deemed to be "excess parachute payments." The compensation and benefits payable to the Senior Executive Officers under the Transitional Employment Agreements will be increased to the extent necessary to gross-up such compensation and benefits, or the compensation and benefits payable under any other plan or program of the Company, to the extent the Senior Executive Officer would be subject to the excise tax upon the receipt thereof.

  The Company also entered into Supplemental Pension Agreements with Messrs. Heytow and Rieser. Under these Agreements, the Company is obligated to provide at a prescribed retirement date, a supplemental pension in the form of a life and 15-year certain annuity based upon a percentage of the executive officer's final base salary. Mr. Heytow's retirement date is January 1, 2007 and the percentage of final base salary to be used in determining his benefit is 25%; Mr. Rieser's retirement date is January 1, 2015 and the percentage of final base salary is 50%. In the event of termination of employment prior to the applicable retirement date, the supplemental pension payable at the retirement date will be prorated based on years of service from October 1994 to the date of his termination of employment. No proration of the amount of the supplemental pension payable is required, however, if the termination of the executive officer's employment was involuntary (other than for cause) or voluntary following an event that would constitute a constructive discharge as defined in the Transitional Employment Agreements (without regard to whether or not a change in control has occurred). An actuarially reduced supplemental pension may be paid prior to the applicable retirement date to the executive officer in the event of termination of employment prior to such date.

  The Company has entered into Agreements Regarding Post-Employment Restrictive Covenants with Messrs. Heytow, Rieser and Paris, under which the executive officers agree that following termination of employment for any reason other than death, the executive officer will not, for a period of twenty-four months, directly or indirectly solicit any customer of the Company or its affiliates not to do business with the Company or such affiliates or to solicit or encourage any employee of the Company or its affiliates to terminate his or her employment. In addition, the Agreements impose confidentiality obligations on the executive officer. As consideration for the restrictive covenants, the Company is obligated to pay 12 annual payments of $80,000 each to Messrs. Heytow and Rieser and of $25,000 to Mr. Paris.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                      AND
                            YEAR-END OPTION VALUES

  The following table sets forth the indicated year-end 1997 value and number of unexercised options for each of the executive officers named in the Summary Compensation Table.

                                                                      VALUE OF
                                                      NUMBER OF     UNEXERCISED
                                                     UNEXERCISED    IN-THE-MONEY
                                                     OPTIONS AT      OPTIONS AT
                                                      12-31-97       12-31-97(1)
                                                    ------------- ----------------
                         SHARES ACQUIRED   VALUE    EXERCISABLE/    EXERCISABLE/
NAME                     ON EXERCISE (#)  REALIZED  UNEXERCISABLE  UNEXERCISABLE
----                     --------------- ---------- ------------- ----------------
Eugene P. Heytow........     28,125      $1,040,344 19,825/17,550 $667,235/484,803
Richard M. Rieser, Jr...     10,750         274,018 19,825/17,550 $667,235/484,803
Frank M. Paris..........      7,030         128,227  12,425/8,700 $443,959/239,921
George C. Clam..........      4,218          81,154   9,025/4,600 $340,325/127,700
William E. Navolio......      4,218         108,571   9,025/4,600 $340,325/127,700

--------
(1) Based on Company's Class A Common stock price on December 31, 1997 of $48.00 per share.

                       FIVE YEAR PERFORMANCE COMPARISON

  The graph below provides an indicator of total return performance for the Company's Class A Common Stock for the past five years as compared with the Center for Research in Security Prices (CRSP) Index for the Nasdaq Stock Market(SM) (U.S. Companies) and a Peer Group, the CRSP Index for Nasdaq Bank Stocks.

                             [GRAPH APPEARS HERE]

                                                              Nasdaq Bank Stocks
                                                              SIC 6020-6029,
                      First Oak Brook   Nasdaq Stock Market   6710-6719
                      Bancshares, Inc.  (US Companies)        US & Foreign
                      ----------------  -------------------   ------------------
12/31/92                    $100              $100                  $100
12/31/93                     137               114                   115
12/30/94                     167               112                   114
12/29/95                     205               159                   169
12/31/96                     233               195                   223
12/31/97                     490               240                   377

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934 and regulations thereunder require directors and certain officers of the Company and persons who beneficially own more than 10% of the Company's stock to file initial reports of ownership and reports of changes in ownership of the Company's stock with the Securities and Exchange Commission and to furnish the Company with copies of such reports. Based solely upon the review of copies of such reports furnished to the Company and representations of reporting persons, only Mr. Clam failed to file a Form 4 on a timely basis with respect to a stock option exercise as required by Section 16(a) during the most recent fiscal year. The Form 4, which was due on May 10, 1997, was filed on July 21, 1997.

           CONSIDERATION AND APPROVAL OF AN AMENDMENT TO CERTIFICATE
               OF INCORPORATION TO INCREASE AUTHORIZED SHARES OF
                     COMMON STOCK AND CLASS A COMMON STOCK

  At the Annual Meeting, the Company will submit to shareholders a proposal to increase the number of shares of Common Stock and Class A Common Stock the Company is authorized to issue. The Board of Directors ("Board") recommends adoption of the proposal.

  The Company presently is authorized to issue 3,000,000 shares of Common Stock and 4,000,000 shares of Class A Common Stock both having a par value of
$2.00 per share. As of March 20, 1998,             and             shares of
Common Stock were issued and outstanding, respectively, and             shares
of Class A Common Stock were issued and outstanding.

  From time to time, the Company has issued additional shares of Common Stock and Class A Common Stock in payment of stock dividends or stock splits or for other purposes.

  On January 27, 1998, the Board unanimously approved a resolution, subject to shareholder approval at the Annual Meeting on May 5, 1998, amending Article IV of the Company's Certificate of Incorporation ("Certificate") to increase the authorized number of shares of Common Stock from 3,000,000 to 6,000,000 and Class A Common Stock from 4,000,000 to 10,000,000. The pertinent provisions of the amendment to the Certificate are as follows:

                   AMENDMENT TO CERTIFICATE OF INCORPORATION
                      OF FIRST OAK BROOK BANCSHARES, INC.

  Section 1 of Article IV of the Company's Certificate of Incorporation shall be amended to read as follows:

    Article IV Section 1. The total number of shares of all classes of stock which this corporation shall have authority to issue is 16,100,000. The classes and aggregate number of shares of stock of each class which this corporation shall have authority to issue are as follows:

    (i) 10,000,000 Shares of Class A Common Stock, $2.00 par value per share;

    (ii) 6,000,000 Shares of Common Stock, $2.00 par value per share; and

    (iii) 100,000 Shares of Preferred Series B Stock, without par value.

  The remaining sections of Article IV shall remain unamended.

  The affirmative vote of the holders of a majority of the voting power of the shares of Common Stock and Class A Common Stock, voting together as a single class, and the affirmative vote of a majority of the outstanding shares of Common Stock and Class A Common Stock, voting as a separate class, is required to adopt the proposed Amendment. Under Delaware Law, the Amendment, if approved by the shareholders, will take effect upon the filing of the appropriate certificate and with the Delaware Secretary of State, which filing will be made as promptly as practicable after the Annual Meeting.

  The purpose of the Amendment is to provide the Company with additional shares of Common and Class A Common Stock which may be made available for stock dividends or splits, future financing and acquisition transactions, and other general corporate purposes. If the amendment is approved, the Company generally also will have greater flexibility in the future to issue shares in excess of those presently authorized, without the expense and delay of a special shareholders' meeting.

  The Company currently has no arrangements or understandings for the issuance of additional shares of Common and Class A Common Stock and, as set forth in the Company's Certificate, no holder of Common and Class A Common stock has any pre-emptive right with respect to the Common and Class A Common Stock. If the Board deems it to be in the best interests of the Company and the shareholders to issue additional shares of Common and Class A Common Stock in the future, the Board generally would not seek further authorization by vote of the shareholders, unless such authorization is otherwise required by applicable law or stock exchange regulations.

  The proposed Amendment to the Certificate, if approved by the shareholders, will not affect those provisions of the Certificate which authorize the issuance of 100,000 shares of Preferred Series B Stock.

  THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF CLASS A COMMON STOCK FROM 4,000,000 TO 10,000,000 AND COMMON STOCK FROM 3,000,000 TO 6,000,000.

                          CONSIDERATION AND APPROVAL
                                    OF THE
             COMPANY'S AMENDED AND RESTATED 1987 STOCK OPTION PLAN

PROPOSED AMENDMENT AND RESTATEMENT

  At the Annual Meeting, there will be submitted to shareholders a proposal to approve the Company's Amended and Restated 1987 Stock Option Plan ("Plan") which (i) increases the number of shares of Common Stock available for issuance under the Plan by 100,000 shares, to 335,263 from 235,263; (ii) extends the expiration date of the Plan to January 27, 2008; (iii) permits optionees to elect to have shares withheld to satisfy withholding taxes; (iv) gives the Committee the ability to make the options transferable to family members; and (v) updates certain definitions and procedural matters to reflect changes in applicable rules and regulations. The Board of Directors unanimously approved the Amended and Restated 1987 Stock Option Plan on January 27, 1998, subject to shareholder approval at the Annual Meeting on May 5, 1998. The amended and restated Plan will not take effect unless it is approved and adopted by the affirmative vote of a majority of the voting power of the votes cast by the holders of shares of the Company's Common Stock and Class A Common Stock of the Company, in person or by proxy, at the Annual Meeting.

  THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL AND ADOPTION OF THE AMENDED AND RESTATED 1987 PLAN.

  The Board of Directors of the Company believes that stock options are effective in attracting and retaining officers, key employees and directors, and in more closely aligning the interests for these individuals with those of the Company's shareholders. Of the 235,263 shares authorized for issuance under the Plan (as adjusted to reflect stock dividends and options exercised through December 31, 1997), only 6,326 shares remain available for grants as of December 31, 1997.

  Based upon the fact that only 6,326 shares remain available for grants, the Board has determined that additional shares authorized for issuance under the Plan, as well as certain provisions to provide to optionees flexibility with respect to their options, are necessary if the Company and its shareholders are to be able to continue to use stock options to attract and retain officers, key employees and non-employee directors. As a result, the Board of Directors has approved, subject to approval by the shareholders at the May 5, 1998 Annual Meeting, the amended and restated Plan to incorporate the changes described above.

  Following is a summary of the material terms of the Plan, as amended and restated. This summary is qualified in its entirety by the full text of the amended and restated Plan attached as Appendix A.

DESCRIPTION OF THE AMENDED AND RESTATED 1987 PLAN

  Effective Date and Expiration of the Plan. The Plan was effective September 21, 1987, the date of original adoption by the Board of Directors of the Company and has been amended in the interim, most recently in 1994. As proposed, the amended and restated Plan will continue in effect through January 27, 2008, unless terminated at an earlier date by the Board of Directors.

  Administration of the Plan. The Plan is administered by the Stock Option Advisory Committee of the Board of Directors of the Company. Under the Plan, this Committee must be comprised of at least two directors and each member of the Committee must qualify as a "non-employee director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 and as an "outside director" for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The Committee has authority to award options under the Plan, interpret the Plan, determine the terms and provisions of the option agreements by which options shall be evidenced and to make such rules and regulations and establish such procedures as it deems appropriate for administration of the Plan.

  Eligibility. Employees eligible to participate in the Plan will be such officers and other key employees of the Company and its subsidiaries, including officers who are also directors of the Company, as may be selected by the Committee. The Plan also provides for formula option grants to non-employee directors of the Company and its subsidiaries. Options may be granted on more than one occasion to the same person.

  Except for the formula options for non-employee directors, the benefits to be received by officers and key employees are not currently determinable.

  Shares Subject to the Plan. Shares which will be issued by the Company upon the exercise of options may be issued (i) from the authorized but unissued shares, (ii) from treasury shares, (iii) from shares purchased by the Company on the open market for such purpose or (iv) from any combination of the foregoing as the Board of Directors may determine. If treasury shares or shares purchased on the open market by the Company are issued upon the exercise of an option, the number of authorized but unissued shares reserved for the Plan is correspondingly reduced.

  As proposed, the total number of shares which may be issued with respect to options granted under the Plan shall be limited to an aggregate 335,263 shares of Common stock. The aggregate limit of 335,263 shares is subject to an additional limit of 25,000 shares with respect to which any individual may be awarded stock options during any calendar year. Each of the 335,263 and 25,000 share limitations are subject to adjustments to reflect stock splits, stock dividends and other capital changes.

  If shares are not issued when an option is exercised, for example because the exercise price is paid by tendering shares or because taxes are paid by having shares withheld, or if an option lapses, expires, is forfeited unexercised as to any shares, then such shares will again be available for purposes of new options under the Plan.

  General Terms and Conditions of Options. Other than the "formula options" granted to non-employee directors of the Company described below, options granted under the Plan may be exercised as to the percentage of the total number of shares for which the option is granted in accordance with the following schedule or as otherwise provided for in the option agreement:

                                                                      PERCENTAGE
      YEARS AFTER DATE OF GRANT                                       OF SHARES
      -------------------------                                       ----------
      Less than 1....................................................      0%
      1 but less than 2..............................................     20%
      2 but less than 3..............................................     40%
      3 but less than 4..............................................     60%
      4 but less than 5..............................................     80%
      5 but not more than 10.........................................    100%

  No option may be exercised later than ten years from the date of grant. The option price is equal to the fair market value of the Common stock on the date the option is granted. Fair market value is equal to the closing price on the date preceding the date the option is granted for sales made and reported through the Nasdaq Stock Market (the "Nasdaq Market System"). If the shares are not traded through the Nasdaq Market System and, as they are now, the shares are convertible into shares of the Company's Class A Common stock, and the shares of Class A Common stock are traded through the Nasdaq Market System, the fair market value of the shares for which options are granted is equal to the closing price on the date preceding such date for sales of shares of the Company's Class A Common stock made and reported through the Nasdaq Market System. If no sales of such shares have been reported with respect to the date preceding the date the options were granted, the fair market value shall be the closing price on the next preceding date for which sales were reported. If neither the Common stock nor the Class A Common stock is traded on the Nasdaq Market System on an exchange, the fair market value is equal to such amount as the Committee shall determine in its sole discretion.

  Stock purchased upon the exercise of an option granted under the Plan must be paid for in cash, by check, in previously-acquired shares of Common stock or in shares of Class A Common stock, or any combination thereof. Previously-acquired shares are shares acquired on the open market or held for at least six months. Accordingly, an optionee will not be able to make immediate use of the market appreciation of shares covered by an option to theoretically, by successive exercises, exercise all of his or her options, and receive the spread (the difference between the exercise price and the market value) thereon, with no additional cash investment.

  If an optionee's employment terminates, other than because of death or permanent disability, any unexercised, unexpired options exercisable as of such date will be exercisable in whole or in part at any time within three months after the date of termination. In no event, however, is any option exercisable later than ten years from the date of the grant. If an optionee's employment terminates because of death or disability of the optionee, any unexercised, unexpired options shall become immediately exercisable at any time within one year after the date of the death or disability. In the event of the death of the optionee, the option may be exercised by the optionee's legal representative or by such person to whom the option is transferred by will or applicable laws of descent and distribution.

  Formula Options for Non-Employee Directors of the Company. The amended and restated Plan provides for a formula for the automatic granting of options to individuals who are or become non-employee directors of the Company ("Formula Options"). Except as described below, the general terms and conditions of Formula Option are the same as those general terms applicable to the options granted to officers and employees. Previously-acquired shares are defined to mean shares acquired on the open market or shares which have been held for at least six months. Accordingly, on the date on which the person is first elected or begins to serve as a non-employee director (other than by reason of termination of employment), the non-employee director will be granted an option to purchase 1,000 shares of Common stock at a purchase price per share based on the fair market value as of the date of grant. On the date of each Annual Meeting thereafter, each non-employee director who is a non-employee director after such meeting of shareholders is granted an option to purchase 500 shares of Common stock. The 1,000 and 500 share amounts are subject to adjustment to reflect stock splits, stock dividends and other capital changes.

  Formula options may be exercised as to the percentage of the total number of shares for which the option is granted in accordance with the following schedule:

                                                                      PERCENTAGE
      YEARS AFTER DATE OF GRANT                                       OF SHARES
      -------------------------                                       ----------
      Less than 1....................................................       0%
      1 but less than 2..............................................  33 1/3%
      2 but less than 3..............................................  66 2/3%
      3 but less than 10.............................................     100%

  No Formula Option may be exercised later than ten (10) years from the date of grant.

  If the holder of a Formula Option ceases to be a director of the Company for any reason other than death, each such option held by the holder may, to the extent exercisable, be exercised by such holder (or such holder's guardian, legal representative or similar person) for a period of three (3) years after the date of such holder's ceasing to be a director or until the expiration of the term of such option, whichever period is shorter. If the holder of a Formula Option ceases to be a director of the Company by reason of death, each such option held by such holder may, whether then exercisable or not, thereafter be exercised by such holder (or such holder's executor, administrator, legal representative, beneficiary or similar person) for a period of two years after the date of such holder's death or until the expiration of the term of such option, whichever period is shorter. If the holder of a Formula Option granted under the Plan dies during the three (3) year period following such holder's ceasing to be a director, to the extent then exercisable, each such option held by such holder may thereafter be exercised by the holder's executor, administrator, legal representative, beneficiary or similar person for a period of one year after the date of death or until the expiration of the term of such option, which ever period is shorter.

  Other Provisions Relating to Options. In the event that there should be a change in control of the Company, as defined in the Plan, all options granted become immediately exercisable upon the date of the change in control. A change in control shall be deemed to have occurred when any person or group shall become the beneficial owner of more than 50% of the voting power of all of the then outstanding shares of all classes of Company stock entitled to vote. There is no change of control, however, if more than 50% of the voting power of all of the outstanding shares of all classes of stock are acquired by an employee benefit plan of the Company, or any person or group which was on September 21, 1987, the beneficial owner of five percent or more of the voting power of all outstanding stock.

  The Plan also permits the granting of substitute options which may be exercised at the same time and under the same conditions as if the optionee had held the substituted option since the date of the granting of the original canceled option. The Plan also provides that the Company shall indemnify the Board of Directors against certain liabilities with respect to the Plan.

  Amendment of the Plan. The Board of Directors may terminate or amend the Plan, subject to any requirement of shareholder approval imposed by applicable law, rules or regulations. No amendment may adversely affect any outstanding option without the optionee's written consent.

  Federal Income Tax Consequences. The following is a brief overview of the U.S. Federal income tax consequences generally arising with respect to awards under the Plan.

  An optionee receiving a stock option under the Amended 1987 Plan, including options granted to non-employee directors, will not recognize taxable income upon the grant of the option. All options granted under the Plan are "non-qualified" for purposes of the Code and, accordingly, an optionee will recognize taxable compensation at the time of exercise in the amount of the difference between the exercise price and the fair market value and the date of exercise of the shares acquired pursuant to the exercise of the option. At that time, the Company will generally be entitled to a deduction as compensation expense in an amount equal to the amount taxable to the participant as income, except as such deduction may be limited by Code Section 162(m).

  Upon disposition of shares, the appreciation (or depreciation) after the date of exercise will be created by the optionee as either short-term or long-term capital gain (or loss) depending on whether the shares have been held for the then required holding period.

  The federal income tax deduction which the Company may take for otherwise deductible compensation payable to certain executive officers may be limited by Code Section 162(m) to $1 million. Under Code Section 162(m), the deduction limit on compensation does not apply to compensation deemed under Code Section 162(m) to be "performance-based." The determination of whether compensation related to options granted under the Plan is performance-based will be dependent upon a number of factors, including shareholder approval of the amended and restated Plan. Code Section 162(m) also prescribes certain limitations and procedural requirements in order for compensation to qualify as performance-based. Although the Company has structured the Plan to satisfy the requirements of Section 162(m) with regard to its performance-based criteria, there is no assurance that options granted thereunder will so satisfy such requirements, and accordingly, the Company may be limited in the deductions it may take with respect to awards under the Plan.

                       SELECTION OF INDEPENDENT AUDITORS

  The Board of Directors has selected Ernst & Young LLP as independent auditors for the Company for the year ending December 31, 1998. The Board recommends ratification of this action.

  Representatives of Ernst & Young LLP are expected to be present at the meeting and will be given the opportunity to make a statement if they desire to do so. It is also expected that they will be available to respond to appropriate questions from shareholders at the meeting.

  The Board of Directors recommends ratification of the selection of Ernst & Young LLP as independent auditors.

                          1999 SHAREHOLDER PROPOSALS

  Proposals of shareholders intended to be presented at the 1999 Annual Meeting must be received by the Company no later than December 1, 1998, to be considered for inclusion in the Proxy materials relating to that meeting. Such proposals should be addressed to William E. Navolio, Secretary, First Oak Brook Bancshares, Inc., 1400 Sixteenth Street, Oak Brook, Illinois 60523.

                                OTHER BUSINESS

  At this date, management knows of no business to be presented at the meeting which has not been described above. If, however, some other matter should be presented, it is intended that the enclosed proxy will be voted in accordance with the judgment of the person or persons voting the proxy.

                                          By Order of the Board of Directors

                                          William E. Navolio
                                          Secretary

Oak Brook, Illinois
April 1, 1998

                                  APPENDIX A

                       FIRST OAK BROOK BANCSHARES, INC.
                             AMENDED AND RESTATED
                            1987 STOCK OPTION PLAN

  1. Purpose. The purpose of the Amended and Restated 1987 Stock Option Plan ("Plan") is to advance the interests of First Oak Brook Bancshares, Inc. (the "Company") and its stockholders by encouraging and facilitating the acquisition of the Company's Common Stock ("Shares") by those employees and non-employee directors, including advisory directors, of the Company and subsidiaries upon whose judgment and interest the successful conduct of the Company's operations is largely dependent. It is anticipated that the Plan will encourage such key personnel to continue in the employ and the directorship of the Company and its subsidiaries. It is also anticipated that the opportunity to obtain such a financial interest will prove attractive to promising new executive talent and directors and will assist the Company in attracting such individuals.

  2. Eligibility. Options (hereinafter the "Options") to purchase Shares may be granted from time to time to such officers and other key employees of the Company and its subsidiaries, including officers who are also directors of the Company, as may be selected as hereinafter provided, on the terms and conditions hereinafter established. The Committee (as defined in Paragraph 3 herein) shall also be authorized to grant options to non-employee directors of the Company's subsidiaries. Options granted hereunder are intended to be non-qualified stock options under the provisions of the Internal Revenue Code. (Hereinafter, an employee, or non-employee director, who has been granted an Option under the Plan is referred to as an "Optionee").

  3. Administration.

  a. The Plan will be administered by the Stock Option Advisory Committee of the Board of Directors of the Company (the "Committee"). The Committee shall be comprised of at least two directors and each member of the Committee must qualify as a "non-employee director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 and as an "outside director" for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The Committee has authority to award Options under the Plan, interpret the Plan, determine the terms and provisions of the Option Agreements (as defined in Paragraph 5 herein) by which Options shall be evidenced and to make such rules and regulations and establish such procedures as it deems appropriate for administration of the Plan.

  b. All decisions made by the Committee on the matters referred to in this Paragraph 3 shall be conclusive and binding. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted thereunder.

  4. Shares Subject to Option. Subject to adjustment as provided in Paragraph 6(g) hereof, the maximum number of shares which may be issued and sold or transferred upon the exercise of Options granted under this Plan and accordingly the maximum number of Shares for which Options may be granted, shall be 335,263 (exclusive of shares issued with respect to options exercised prior to January 1, 1998), which number of the authorized but unissued Shares shall be reserved for such purpose. The aggregate limit of 335,263 shares is subject to an additional limit of 25,000 shares with respect to which any individual may be awarded Options during any calendar year. The foregoing 335,000 and 25,000 Share limitations are subject to adjustment as provided in Paragraph 6(g) hereof. Shares to be issued upon the exercise of Options under this Plan may be issued (i) from the authorized but unissued Shares; (ii) from Shares held in or acquired for the treasury of the Company; or, (iii) from any combination of the foregoing as the Committee may determine. If treasury Shares are issued upon the exercise of any Option, the number of authorized but unissued Shares reserved for this Plan is correspondingly reduced. Upon:
(a) a cancellation, termination, expiration, forfeiture, or lapse for any reason of any Option; or (b) payment of the Option price with previously-acquired Shares and/or payment of any taxes arising upon exercise of an Option with previously acquired Shares or by withholding Shares which otherwise would be acquired on exercise, then the number of Shares underlying any such Option which were not issued (as determined after netting the number of Shares tendered or withheld) as a result of any of the foregoing actions shall again be available for the purposes of Options under the Plan.

  5. Granting of Options. The officers of the Company are authorized and directed, upon receipt of notice from the Committee of the granting of an Option, to sign and deliver on behalf of the Company, by mail or otherwise, to the Optionee an Option upon the terms and conditions specified under the Plan and in the form of an option agreement approved by the Committee (hereinafter the "Option Agreement"). The Option Agreement shall be dated and signed by an officer of the Company as of the date of approval of the granting of an Option by the Committee. If the Optionee fails to sign and return the Option Agreement, by delivery or by mailing, within 30 days after the date of its delivery or mailing to him, the Option grant shall be deemed withdrawn. Options may be granted, on more than one occasion, to the same person.

  6. Terms and Conditions of Options. The Option Agreements, evidencing the Options granted under the Plan, shall comply with and be subject to the following terms and conditions:

  a. Option Price. The Option price at which Options may be exercised shall be the fair market value of the Shares, as defined below ("Fair Market Value") on the date the Option is granted, subject to adjustment as provided in Paragraph 6(g) hereof. Fair Market Value of the Shares shall be determined as follows:
(i) at such time as the Shares are traded through the Nasdaq Stock Market (the "Nasdaq Market System") or a national stock exchange (an "Exchange"), Fair Market Value shall be equal to the closing price on the day immediately preceding such date for sales made and reported through the Nasdaq Market System or such Exchange on which the Shares are then listed and which constitutes the principal market for the Shares, or, if no sales of Shares shall have been so reported with respect to that day, on the next preceding day with respect to which sales were reported; (ii) at such time as the Shares are not so traded through the Nasdaq Market System or on an Exchange and the Shares are convertible into shares of the Company's Class A Common Stock, and such shares of Class A Common Stock are traded through the Nasdaq Market System or on an Exchange, Fair Market Value of the Shares shall be equal to the closing price on the day immediately preceding such date for sales of shares of the Company's Class A Common Stock made and reported through the Nasdaq Market System or such Exchange on which shares of the Class A Common Stock are listed and which constitutes the principal market for such shares or, if no sales of such shares shall have been so reported with respect to that day, on the next preceding day with respect to which sales were reported; or (iii) if neither (i) or (ii) applies, Fair Market Value shall be equal to such amount as the Committee, in its sole discretion, shall determine.

  b. Exercise and Term of Option. Other than the "Formula Options" granted to non-employee directors of the Company described below, or as may otherwise be provided by the Committee in the Option Agreement, Options granted under the Plan may be exercised as to the percentage of the total number of Shares for which the Option is granted in accordance with the following schedule:

          YEARS
          AFTER                                                      PERCENTAGE
      DATE OF GRANT                                                  OF SHARES
      -------------                                                  ----------
        Less than 1.................................................      0%
        1 but less than 2...........................................     20%
        2 but less than 3...........................................     40%
        3 but less than 4...........................................     60%
        4 but less than 5...........................................     80%
        5 but not more than 10......................................    100%

  No Option may be exercised later than 10 years from the date of grant.

  c. Withholding, Etc. Shares shall not be issued upon the exercise of any Option under the Plan unless and until withholding tax, if any, or other withholding obligation, if any, imposed by any governmental entity has, in the opinion of the Committee, been satisfied or provision for their satisfaction has been made. The Company shall have the power and the right to deduct or withhold, or require an Optionee to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes, domestic and foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of the Plan. With respect to the withholding required upon the exercise of Options or upon any other taxable event arising as a result of Options granted hereunder, Optionee may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which would be imposed on the transaction. All such elections shall be irrevocable, made in writing, signed by the Optionee, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

  d. Method of Exercise. To the extent that the right to purchase Shares has accrued hereunder, Options may be exercised from time to time by written notice to the Company, stating the number of Shares being purchased and accompanied by the payment in full of the Option price for such Shares. Such payment shall be made in cash, by check, by tendering previously-acquired Shares of Common Stock or the Company's Class A Common Stock (including for this purpose, Common Stock or Class A Common Stock deemed tendered by affirmation of ownership) or any combination thereof. If Shares are used in part or full payment for the Shares to be acquired upon exercise of the Option, such Shares shall be valued for the purpose of such exchange as of the date of exercise of the Option at the Fair Market Value of the Shares as defined under Paragraph 6(a) above. If shares of the Company's Class A Common Stock are used in part or full payment for the Shares to be acquired upon exercise of the Option, such shares shall be valued for the purpose of such exchange, as of the date of exercise of the Option, at the value determined in the manner described in Paragraph 6(a)(ii) or, if applicable, 6(a)(iii) above. Any certificates evidencing outstanding shares or shares of the Company's Class A Common Stock tendered to pay the Option price shall be accompanied by stock powers duly endorsed in blank by the registered holder of the certificate (with the signature thereon guaranteed). In the event the certificates tendered by the Optionee in such payment cover more shares or shares of Class A Common Stock than are required for such payment, the certificates shall also be accompanied by instructions from the Optionee to the Company's transfer agent with regard to disposition of the balance of the shares or shares of the Class A Common Stock covered thereby.

  e. Limited Transferability of Options. Except as provided below, no Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution. Further, all Options granted to Optionee under the Plan shall be exercisable during his lifetime only by such Optionee. Notwithstanding the foregoing, the Committee may, in its discretion, authorize all or a portion of the Options granted to a Optionee to be on terms which permit transfer by such Optionee to:

    (a) the spouse, children or grandchildren of the Optionee ("Immediate Family Members");

    (b) a trust or trusts for the exclusive benefit of such Immediate Family Members, or;

    (c) a partnership in which such Immediate Family Members are the only partners,

  provided that:

    (i) there may be no consideration for any such transfer;

    (ii) the Option Agreement pursuant to which such Options are granted expressly provides for transferability in a manner consistent with this Paragraph 6(e); and

    (iii) subsequent transfers of transferred Options shall be prohibited except those in accordance with Paragraph 8 hereof.

  Following transfer, any such Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of Paragraph 8 hereof the term "Optionee" shall be deemed to refer to the transferee. The provisions of Paragraphs 6 and 7 relating to the period of exercisability and expiration of the Option shall continue to be applied with respect to the original Optionee, and the Options shall be exercisable by the transferee only to the extent, and for the periods, set forth in said Paragraph 6 and 7.

  f. Effect of Termination of Employment, Disability, or Death.

    i. Except as set forth below, or with respect to Formula Options granted to non-employee directors, it shall be a condition of the right to exercise any part of any Option that the Optionee remain in the employment of the Company or its subsidiaries.

    ii. All rights under any Option granted to an Optionee shall terminate on the date such Optionee ceases to be employed by the Company or its subsidiaries, except that (A) if such employment is terminated by death of such Optionee, any unexercised, unexpired Options granted hereunder to the Optionee shall become immediately exercisable, in whole or in part, at any time within one year after the date of death, by the Optionee's personal representative or by the person to whom the Option is transferred pursuant to Optionee's beneficiary designated pursuant to Paragraph 8 hereof, or by will or the applicable laws of descent and distribution, (B) if such employment is terminated as a result of the disability of the Optionee (as defined in Section 72(m)(7) of the Internal Revenue Code), any unexercised, unexpired Options granted hereunder to the Optionee shall become immediately exercisable, in whole or in part, at any time within one year after the date of such disability, and (C) if such employment is terminated for reason other than the death or permanent disability of Optionee, any unexercised, unexpired Options granted hereunder and exercisable as of the date of such termination of employment shall be exercisable in whole or in part at any time within three months after such date of termination; provided, however, that in no event shall any Option be exercisable after the expiration date of such Option.

  g. Effect of Change in Stock Subject to Plan. In the event of any change in corporate capitalization, such as a stock split, stock dividend, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Code Section 368) or any partial or complete liquidation of the Company, such adjustment shall be made in the number and class of Shares available for Options, the number and class of and/or price of Shares subject to outstanding Options granted under the Plan, the number of Shares set forth in Paragraph 4, and the number of Shares set forth in Paragraph 7, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; provided, however, that the number of Shares subject to any Options shall always be a whole number.

  h. Acceleration of Rights Upon Change in Control. In the event a change in control of the Company should occur as defined below ("Change in Control"), then all Options granted hereunder to an Optionee shall become immediately exercisable upon the date of the Change in Control. A Change in Control shall be deemed to have occurred in the event that any person, entity or group shall become the beneficial owner of such number of shares of Class A Common Stock, Common Stock, and/or any other class of stock of the Company then outstanding that is entitled to vote in the election of directors (or is convertible into shares so entitled to vote) as together possess more than 50% of the voting power of all of the then outstanding shares of all such classes of stock of the Company so entitled to vote. For purposes of the preceding sentence, "person, entity or group" shall not include (i) any employee benefit plan of the Company, or (ii) any person, entity or group which, as of September 21, 1987, was the beneficial owner of such number of shares of Class A Common Stock, Common Stock and/or such other class of stock of the Company as together possess 5% of such voting power; and for purposes of this subparagraph (h), "group" shall mean persons who act in concert as described in Section 14(d)(2) of the 1934 Act.

  i. Legal Compliance. No Option shall be granted under the Plan and no Shares shall be issued, transferred or delivered upon exercise of any Option granted under the Plan unless the Committee is satisfied that there has been full compliance with all applicable requirements of the Securities Act of 1933 and of state securities laws, all applicable requirements of any national securities exchange on which securities issued by the Company are then listed, and all other requirements of law or of any regulatory bodies having jurisdiction over the granting of such Options or of the issuance, transfer or delivery of Shares pursuant to the exercise thereof.

  j. Rights as a Stockholder or Employee. No person shall have any right as a stockholder with respect to any Shares covered by an Option granted under the Plan until the date of the issuance to such person of a stock certificate evidencing such Shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Paragraph 6(g) hereof. Nothing in this Plan or in any Option Agreement shall confer upon any employee any right to continue in the employ of the Company (or any subsidiary), or interfere in any way with any right of the Company (or any subsidiary), to terminate such employee's employment at any time.

  k. Fractional Shares. In no event shall the Company be required to issue fractional Shares upon the exercise of an Option.

  l. Other Provisions. Each Option Agreement may contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Committee.

  7. Options for Non-Employee Directors of the Company ("Formula Options").

  (a) Formula Options. On the date on which the person is first elected or begins to serve as a non-employee director of the Company other than by reason of termination of employment, such non-employee director shall be granted a Formula Option to purchase 1,000 Shares at an exercise price equal to the Fair Market Value per share as of the date of grant. On the date of each Annual Meeting thereafter, each non-employee director who is a non-employee director after such Annual Meeting shall be granted a Formula Option to purchase 500 Shares at an exercise price equal to the Fair Market Value per Share as of the date of such Annual Meeting. The number of Shares set forth in this Paragraph 7 shall be subject to adjustment as provided in Paragraph 6(g).

  (b) Exercise and Term of Formula Options. Formula Options may be exercised as to the percentage of the total number of shares for which the Option is granted in accordance with the following schedule:

                                                                     PERCENTAGE
      YEARS AFTER DATE OF GRANT                                      OF SHARES
      -------------------------                                      ----------
      Less than 1...................................................      0%
      1 but less than 2.............................................    33 1/3%
      2 but less than 3.............................................    66 2/3%
      3 but less than 10............................................    100%

  No Formula Option may be exercised later than ten (10) years from the date of grant.

  (c) Effect of Cessation of Directorship. If the holder of a Formula Option ceases to be a director of the Company for any reason other than death, each such Option held by the holder may, to the extent exercisable, be exercised by such holder (or such holder's guardian, legal representative of similar person) for a period of three (3) years after the date of such holder's ceasing to be a director or until the expiration of the term of such Formula Option, whichever period is shorter. If the holder of a Formula Option ceases to be a director of the Company by reason of death, each such Option held by such holder may, whether then exercisable or not, thereafter be exercised by such holder (or such holder's executor, administrator, legal representative, beneficiary of similar person) for a period of two years after the date of such holder's death or until the expiration of the term of such Formula Option, whichever period is shorter. If the holder of a Formula Option granted under the Plan dies during the three (3) year period following such holder's ceasing to be a director, to the extent then exercisable, each such Option held by such holder may thereafter be exercised by the holder's executor, administrator, legal representative, beneficiary or similar person for a period of one year after the date of death or until the expiration of the term of such option whichever period is shorter.

  8. Beneficiary Designation. Each Optionee under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Optionee, shall be in a form prescribed by the Company, and will be effective only when filed by the Optionee in writing with the Secretary of the Company during the Optionee's lifetime. In the absence of any such designation, benefits remaining unpaid at the Optionee's death shall be paid to the Optionee's estate.

  9. Substituted Options. In the event the Committee cancels, with the consent of the Optionee, any Option granted under this Plan, and a new Option is substituted therefor, the date the canceled Option was granted by the Committee shall be the date used to determine the earliest date for exercising the new substituted Option under Paragraph 6(b) hereof so that the Optionee may exercise the substituted Option at the same time as if the Optionee had held the substituted Option since the date of the granting of the canceled Option.

  10. Termination or Amendment of Plan. The Board may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part, subject to any requirement of shareholder approval imposed by applicable law, rule or regulation. No termination, amendment, or modification of the Plan shall adversely affect in any material way any Option previously granted under the Plan, without the written consent of the Optionee holding such Option.

  11. Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or Committee, the members of the Board and Committee shall be indemnified by the Company against the reasonable expenses, including attorneys' fees incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such member acted in bad faith in the performance of his duties. Provided that within 20 days after institution of any such action, suit or proceeding, the member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

  12. Use of Proceeds. The proceeds from the sale of Shares of Common Stock pursuant to Options granted under the Plan shall constitute general funds of the Company.

  13. Duration. The Plan as amended and restated hereby is effective January 27, 1998, the date it was adopted by the Board of Directors of the Company, subject to approval of the Amended and Restated Plan by the stockholders of the Company. The Plan will continue in effect through January 27, 2008, unless terminated at an earlier date by the Board of Directors. Any termination of the Plan shall not affect any Options then outstanding under the Plan.